CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on form S-8 of our report dated January 25, 1999 included in Franchise Finance Corporation of America's Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.


                                            /s/ Arthur Andersen LLP

Phoenix, Arizona,
December 16, 1999.